E-4

American Millennium Corporation, Inc.

We hereby consent to the incorporation by reference in this February 17, 1999, filing of American Millennium Corporation, Inc. on Form S-8 of our report appearing in the Company's Annual Report of Form 10-KSB for the year ended July 31, 1998.


/s/ Steven H. Dohan, CPA
------------------------
Dohan and Company, P.A.
Certified Public Accountants
7700 North Kendall Drive, Suite 204
Miami, Florida 33135-7564
Telephone: (305)274-1366; Facsimile: (305)274-1368